SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 11, 2001


                              Preferred Voice, Inc.
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             (Exact name of registrant as specified in its charter)



       Delaware                          033-92894                 75-2440201
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(State or other jurisdiction of      (Commission File        (IRS Employer
  incorporation)                         Number)             Identification No.)

6500 Greenville Avenue, Suite 800, Dallas, Texas                   75206
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:      (214) 265-9580
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          (Former name or former address, if changed from last report)


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Item 5.  Other Events.

     On April 11, 2001, Preferred Voice, Inc., a Delaware corporation (the "Company") completed the sale of 1,187,500 units (the "Units") consisting of one
(1) share of the common stock (the "Common Stock") of the Company and one (1) warrant (the "Warrant") to purchase one half (1/2) of a share of Common Stock. The Units were sold at a purchase price of $2.00 per Unit (the "Purchase Price"). The Units were sold pursuant to a subscription agreement (the
"Subscription Agreement") with the purchasers of the Units. The Subscription Agreement provides for a downward adjustment of the Purchase Price, subject to certain exceptions, if the Company sells, or agrees to sell, securities of the Company at a purchase price (or with a conversion or exercise price) less than the Purchase Price within six months of the closing. The Warrants are governed by the terms of a warrant certificate (the "Warrant Certificate") and are exercisable for 5 years at an exercise price of $2.00 per share of Common Stock, subject to certain adjustments.

     T.R. Winston and Sanders, Morris and Harris received an aggregate of six percent (6%) of the proceeds of the offering as a commission payable to them in cash for serving as placement agents on behalf of the Company in this offering.

     The offering of such securities was not registered under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to Regulation D. Such securities may not be reoffered or resold absent registration under the Securities Act or pursuant to an applicable exemption from such registration requirements. The Company has agreed to grant certain registration rights to the purchasers of the Units.

     The foregoing summary of the sale of the Units is not intended to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Subscription Agreement and the Warrant Certificate, a copy of each of which is filed as an exhibit to this Current Report on Form 8-K.

Item 7.   Financial Statements and Exhibits.

          (c) Exhibits.

              10.1 Form of Subscription Agreement, by and between Preferred Voice, Inc. and certain signatories thereto.

              10.2 Form of Warrant Certificate, issued by Preferred Voice, Inc. pursuant to the Subscription Agreement attached hereto as Exhibit 10.1.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PREFERRED VOICE, INC.




Dated as of May 7, 2001                   By:   /s/ Mary Merritt
                                               --------------------------------
                                               Mary Merritt, Vice President





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